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                                                                     Exhibit 5.1

                          MAYER, BROWN, ROWE & MAW LLP

                                  1675 Broadway
                          New York, New York 10019-5820


                                                                  Main Telephone
                                                                  (212) 506-2500
                                                                     Main Fax
                                                                  (212) 262-1910


January 21, 2004

Australian Securitisation Management Pty Limited
Level 6, 12 Castlereagh Street,
Sydney, New South Wales 2000
Australia

Ladies and Gentlemen:

     We have acted as your counsel in connection with the preparation of the Registration Statement on Form S-11 (the "Registration Statement"), and the Prospectus forming a part thereof (the "Prospectus") filed by you with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Act") relating to the Class A-1(a), Class A-1(b), Class B-1(a) and Class B-1(b) Mortgage Backed Floating Rate Bonds (the "Offshore bonds"). The Registration Statement and the Prospectus relate to the offer and sale of the Offshore bonds to be issued by Permanent Custodians Limited, in its capacity as issuer trustee of the ARMS II Global Fund 3 (in such capacity, the "Issuer Trustee") pursuant to the terms of the Amended and Restated Master Trust Deed, the direction from Australian Securitisation Management Pty Limited, as manager, to the Issuer Trustee to issue the Offshore bonds, the Bond Trust Deed, the Terms and Conditions of the Offshore bonds and the Paying Agency Agreement (collectively, the "Documents") as described in the Registration Statement. The Amended and Restated Master Trust Deed and forms of certain of the other Documents are included as exhibits to the Registration Statement. We have examined the Registration Statement, the Prospectus and such other documents as we have deemed necessary or advisable for purposes of rendering this opinion. Additionally, our advice has formed the basis for the description of the selected federal income tax consequences of the purchase, ownership and disposition of the Offshore bonds to an original purchaser who is subject to United States federal income tax that appears under the heading "United States Federal Income Tax Matters" in the Prospectus (the "Tax Description"). Except as otherwise indicated herein, all terms defined in the Prospectus are used herein as so defined.

     We have assumed for the purposes of the opinions set forth below that the Offshore bonds will be issued as described in the Registration Statement and that the Offshore bonds will, at your direction, be sold by the Issuer Trustee for reasonably equivalent consideration. We have also assumed that the Documents and the Offshore bonds will be duly authorized by all necessary corporate action and that the Offshore bonds will be duly issued, executed,

     Brussels Charlotte Chicago Cologne Frankfurt Houston London Los Angeles
              Manchester New York Palo Alto Paris Washington, D.C.
Independent Mexico City Correspondent: Jauregui, Navarrete, Nader y Rojas, S.C.

      Mayer, Brown, Rowe & Maw is a U.S. General Partnership. We operate in combination with our associated English partnership in the offices listed above.

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MAYER, BROWN, ROWE & MAW LLP

January 21, 2004
Page 2

authenticated and delivered in accordance with the provisions of the Documents. In addition, we have assumed that the parties to each Document will satisfy their respective obligations thereunder.

     With respect to the opinion set forth in paragraph 1 of this letter, we have relied, without independent investigation, on the opinion of Allens Arthur Robinson as to those matters governed by the laws of the Commonwealth of Australia or the laws of any of the States or Territories thereof and accordingly, such opinion is subject to the assumptions and qualifications set forth in the opinion of Allens Arthur Robinson.

     The opinion set forth in paragraph 2 of this letter is based upon the applicable provisions of the Internal Revenue Code of 1986, as amended, Treasury regulations promulgated and proposed thereunder, current positions of the Internal Revenue Service (the "IRS") contained in published Revenue Rulings and Revenue Procedures, current administrative positions of the IRS and existing judicial decisions. This opinion is subject to the explanations and qualifications set forth in the Tax Description. No tax rulings will be sought from the IRS with respect to any of the matters discussed herein.

     The opinions expressed below are subject to bankruptcy, insolvency, reorganization, moratorium and other laws relating to or affecting creditors rights generally and to general equity principles.

     We are admitted to the Bar of the State of New York and we express no opinion as to the laws of any other jurisdiction except as to matters that are governed by federal laws or the laws of the State of New York. All opinions expressed herein are based on laws, regulations and policy guidelines currently in force and may be affected by future regulations.

     On the basis of the foregoing examination and assumptions, and upon consideration of applicable law, it is our opinion that:

     1. When each of the Documents has been duly and validly completed, executed and delivered by each and every party thereto substantially in the form filed as an exhibit to the Registration Statement and the Offshore bonds have been duly executed, authenticated, delivered and sold as contemplated in the Registration Statement, such Offshore bonds will be legally and validly issued and binding obligations of the Issuer Trustee.

     2. While the Tax Description does not purport to discuss all possible federal income tax ramifications of the purchase, ownership, and disposition of the Offshore bonds, particularly to U.S. purchasers subject to special rules under the Internal Revenue Code of 1986, as amended, we hereby adopt and confirm the opinions set forth in the Prospectus under the headings "Summary of the Bonds--U.S. Tax Status" and "United States Federal Income Tax Matters", which discuss the material federal income tax consequences of the purchase, ownership, and disposition of the Offshore bonds. There can be no assurance, however, that the tax conclusions

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MAYER, BROWN, ROWE & MAW LLP

January 21, 2004
Page 3

presented therein will not be successfully challenged by the IRS, or significantly altered by new legislation, changes in IRS positions or judicial decisions, any of which challenges or alterations may be applied retroactively with respect to completed transactions.

     We hereby consent to the filing of this letter as an exhibit to the Registration Statement and to the references to this firm under the headings "United States Federal Income Tax Matters", "Summary of the Bonds - U.S. Tax Status" and "Legal Matters" set forth in the Prospectus, without admitting that we are "experts" within the meaning of the Act or the rules and regulations of the Commission issued thereunder, with respect to any part of the Registration Statement, including this exhibit.

                                        Very truly yours,


                                        /s/ Mayer, Brown, Rowe & Maw


                                        MAYER, BROWN, ROW & MAW